Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 10, 2000, accompanying the consolidated financial statements of Empyrean Bioscience, Inc. as of December 31, 1999 and 1998 and for the years then ended, contained in Amendment No. 6 to the
Registration Statement (Form S-4, No. 333-84147) and Joint Proxy Statement/Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

San Jose, California
January 17, 2001